As filed with the Securities and Exchange Commission on December 30, 1998

                                                Registration No. 333-___________
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           CROSS TIMBERS OIL COMPANY
            (Exact name of registrant as specified in its charter)


            DELAWARE                                     75-2347769
  (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                    Identification No.)

810 HOUSTON STREET, SUITE 2000, FORT WORTH, TEXAS           76102
    (Address of Principal Executive Offices)              (Zip Code)


              CROSS TIMBERS OIL COMPANY 1998 STOCK INCENTIVE PLAN
                           (Full title of the plan)

                              MR. BOB R. SIMPSON
                        810 HOUSTON STREET, SUITE 2000
                           FORT WORTH, TEXAS  76102
                    (Name and address of agent for service)

                                (817) 870-2800
         (Telephone number, including area code, of agent for service)

                                  ----------

                                   Copy to:

                          KELLY, HART & HALLMAN, P.C.
                          201 MAIN STREET, SUITE 2500
                           FORT WORTH, TEXAS  76102
                        ATTN: F. RICHARD BERNASEK, ESQ.

                                                  CALCULATION OF REGISTRATION FEE
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                                             AMOUNT                                             PROPOSED
                                              TO BE                 PROPOSED                    MAXIMUM                  AMOUNT OF
TITLE OF SECURITIES TO BE                  REGISTERED           MAXIMUM OFFERING               AGGREGATE               REGISTRATION
       REGISTERED                             (1)              PRICE PER SHARE (2)           OFFERING PRICE                FEE (2)
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Common Stock, $.01 par value,              6,000,000                $6.0625                    $36,375,000              $10,112.25
and Series A Junior                          shares
Participating Preferred Stock
Preferred Share Purchase Right

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(1) Pursuant to Rule 416(a), the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Computed pursuant to Rule 457(c) and (h) based on the average of the high and low prices on December 28, 1998.
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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and all documents subsequently filed by Cross Timbers Oil Company ("the Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (b) The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1998, and Amendment No. 1 on Form 10-QA for the period ended September 30, 1998, and Current Reports on Form 8-K dated February 12, 18 and 25, April 13, 17, 21 and 24, August 26, 1998 and December 21, 1998, and current Reports on 8-K/A dated December 1, 1997 and April 24, 1998; and

     (c) "Item 1. Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A (Commission File No.1-10662) describing the Company's Common Stock, as filed with the Securities and Exchange Commission on April 9, 1993 pursuant to the Securities Exchange Act of 1934; and

     (d) "Item 1. Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A (Commission File No. 1-10662) describing the Company's Preferred Stock Purchase Rights, as filed with the Securities and Exchange Commission on September 8, 1998 pursuant to the Securities Exchange Act of 1934.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law, pursuant to which the Company is incorporated, provides that a Delaware corporation shall have the power to indemnify anyone made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he (i) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; (ii) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and (iii) a determination of indemnification is made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (c) by independent legal counsel in a written opinion if there are no such directors, or if such directors so direct, or (d) by the stockholders. In the event of a threatened, pending or completed action or suit by or in the right of the Company to procure judgment in their favor, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Article Nine of the Company's Certificate of Incorporation permits the Company to indemnify its present or former directors, officers, employees or agents or any person who served or is serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted by the laws of the State of Delaware, and Section 7.9 of the Company's Bylaws generally provides that the Company shall indemnify its officers, agents and directors to the full extent permitted by Delaware law.

     To the extent that a director, officer, employee or agent of the Company has been successful in the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     With respect to insurance coverage of the Company's officers and directors against liabilities which they may incur in their capacities as such, Section 145 of the Delaware General Corporation Law permits the Company to purchase and maintain insurance on behalf of its officers, directors, employees, or agents against any liabilities asserted against or incurred by such persons in any such capacity, or arising out of their status as such, whether or not the Company would have the power to indemnify such person against such liabilities. The Company currently has such insurance coverage for its officers and directors.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.   EXHIBITS.

          EXHIBIT NUMBER                                                                      PAGE
          AND DESCRIPTION                                                                    NUMBER
          ---------------                                                                    ------
     (4)  Instruments defining the rights of security holders, including indentures

          4.1 Certificate of Incorporation of Cross Timbers Oil Company, as amended through and restated on April 21, 1998 (incorporated by reference to Exhibit 4.1 to Registration Statement of Form S-8,
                 File No. 33-81766)

          4.2    Bylaws of Cross Timbers Oil Company, as amended and restated on
                 May 20, 1997 (incorporated by reference to Exhibit 3.1 to
                 Quarterly Report on Form 10-Q for the period ended June 30,
                 1997)

          4.3    Specimen Stock Certificate (incorporated by reference to
                 Exhibit 4.1 to Registration Statement on Form S-1, Registration No. 33-59820)

          4.4 Cross Timbers Oil Company 1998 Stock Incentive Plan (incorporated by reference to Exhibit A to the Proxy Statement dated April 17, 1998 for the Annual Meeting of Stockholders held on May 19, 1998)

          4.5 Form of grant under Cross Timbers Oil Company 1998 Stock Incentive Plan

                 a.    Employee option grant
                 b.    Employee performance share grant
                 c.    Non-employee director option grant
                 d.    Non-employee director performance share grant

          4.6 Certificate of Designation of Series A Junior Participating Preferred Stock of Cross Timbers Oil Company (incorporated by reference to Exhibit 4.1 to Registration Statement on Form 8-A, Commission File No. 1-10662)

     (5)  Opinion re legality

          5.1    Opinion of Frank G. McDonald, General Counsel

     (15) Letter re unaudited interim financial information

          15.1   Awareness letter of Arthur Andersen LLP

     (23) Consents of experts and counsel

          23.1   Consent of Arthur Andersen LLP
          23.2 Consent of Frank G. McDonald (included in his opinion filed as Exhibit 5.1)

     (24) Power of attorney (included on page 7 of the Registration Statement)

ITEM 9.   UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions summarized under Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on December 30, 1998.


                                       CROSS TIMBERS OIL COMPANY


                                       By:    BOB R. SIMPSON
                                          -----------------------------------
                                              Bob R. Simpson, Chairman

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bob R. Simpson, Steffen E. Palko and J. Richard Seeds, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



     SIGNATURE                         TITLE                        DATE
     ---------                         -----                        ----

BOB R. SIMPSON             Chairman of the Board;             December 30, 1998
---------------------      Chief Executive Officer;
Bob R. Simpson             Director (Principal Executive
                           Officer)

STEFFEN E. PALKO           Vice Chairman; President;          December 30, 1998
---------------------      Director
Steffen E. Palko

J.  RICHARD SEEDS          Executive Vice President;          December 30, 1998
---------------------      Director
J. Richard Seeds

LOUIS G. BALDWIN           Senior Vice President; Chief       December 30, 1998
---------------------      Financial Officer (Principal
Louis G. Baldwin           Financial Officer)

BENNIE G. KNIFFEN          Senior Vice President;             December 30, 1998
---------------------      Controller (Principal
Bennie G. Kniffen          Accounting Officer)

J. LUTHER KING, JR.        Director                           December 30, 1998
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J. Luther King, Jr.

JACK P. RANDALL            Director                           December 30, 1998
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Jack P. Randall

SCOTT G. SHERMAN           Director                           December 30, 1998
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Scott G. Sherman